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                                                                    EXHIBIT 10.3


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this AGREEMENT") is made and entered into this 30th day of January, 1996, by and between DBS HOLDINGS, L.P., a Delaware limited partnership ("BUYER") and Edward BOTEFUHR and Janet Blakeley Botefuhr ("SELLER").

                                    RECITALS

         A. Seller owns all of the issued and outstanding shares (the "SHARES") of Spacenet, Inc., a New Mexico corporation (the "COMPANY").

         B. The Company operates an exclusive distributorship of the National Rural Telecommunications Cooperative's DBS Services and of Hughes Communications Galaxy, Inc.'s DirecTv service in Los Alamos and Colfax Counties, New Mexico (the "BUSINESS").

         C. Seller desires to sell, and Buyer desires to purchase for the price and on the terms hereinafter set forth, the Shares.

                                   AGREEMENTS

         NOW, THEREFORE, in order to implement said sale and purchase, and in consideration of the mutual agreements set forth herein, the parties agree as follows:

SECTION 1. DEFINITIONS.

         1.1 Defined Terms. As used herein, the following terms shall have the following meanings:

         Accounts Receivable shall have the meaning set forth in Section 3.7(e) of this Agreement.

         Acquisition Documents shall mean this Agreement, the Pledge Agreement, the Security Agreement and any and all other agreements, documents, certificates or instruments executed pursuant to or in connection with this Agreement or the transactions contemplated hereby.

         Affiliate, when used with reference to a specified Person, shall mean any Person that is a spouse, parent, grandparent, lineal descendant, sibling or other relative of such Person or any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

         Business shall have the meaning ascribed to it in Recital B.

         Business Day shall mean any day except a Saturday, Sunday or other day on which commercial banks are required or authorized to close in New York.


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         Cable Programming shall have the meaning ascribed to such term in the
NRTC/Member Agreement.

         Closing and Closing Date shall have the meanings set forth in Section
2.5 of this Agreement.

         Commercial Establishment shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         Committed Member Residence shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         Current Assets shall mean the current assets of the Company, as shown on the Closing Date Balance Sheet.

         Current Liabilities shall mean the current liabilities of the Company, as shown on the Closing Date Balance Sheet.

         Customer shall mean any user of the DBS Services or other services distributed by Seller (including a Subscriber).

         DBS Services shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         DirecTv means DirecTv, Inc., a California corporation.

         DirecTv Agreement shall mean any and all agreements between Seller and DirecTv relating to Seller's application or authorization to act as a dealer of DirecTv programming packages, together with any amendments thereto.

         Escrow Agent shall mean the escrow agent pursuant to the Escrow Agreement.

         Escrow Agreement shall mean an escrow agreement substantially in the form of Exhibit A.

         HGC DirecTv shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         Hughes shall mean Hughes Communications Galaxy, Inc.

         Indebtedness shall mean any indebtedness of the Company, as shown on the Closing Date Balance Sheet.

         Independent Accountant shall mean a "Big 6 " Accounting Firm (or other firm mutually acceptable to Buyer and Seller) which accounting firm shall not have provided any services to



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Buyer, Seller or any of their Affiliates for the prior five (5) years.

         Licenses shall mean all governmental or private licenses, permits,' authorizations and rights, including the NRTC/Member Agreement and the DirecTv Agreement, all rights in pending applications, and all additions thereto, including renewals and modifications and applications therefor, with respect to the Business, all of which Licenses are described in Schedule 3.10 of this Agreement.

         Lien shall mean with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim or restriction of any kind in respect of such property or asset. For purposes of this Agreement, any restriction or limitation with respect to a security or other ownership interest (including any restriction on the right to vote, sell or otherwise dispose of such security or ownership interest) shall constitute a "Lien" thereon. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale relating to such property or asset.

         Non-Select Services shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         NRTC shall mean the National Rural Telecommunications Cooperative, a District of Columbia corporation.

         NRTC/Member Agreement shall mean the NRTC/Member Agreement for Marketing and Distribution of DBS Services by and between the Company and NRTC, together with all amendments and exhibits thereto and any and another agreements by and between the Company and NRTC.

         Other Contracts shall mean all equient leases, real estate leases and other contracts and agreements described in Schedule 3.19 to this Agreement other than the NRTC/Member Agreement and the DirecTv Agreement, together with any additional contracts entered into by the Company between the date hereof and the Closing Date in accordance with this Agreement.

         Person shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

         Pledge Agreement shall mean that certain Stock Pledge Agreement substantially in the form attached hereto as Exhibit B, the execution and delivery of which is a condition to Closing.

         Programming shall mean Cable Programming and HCG DirecTv.

         Security Agreement means that certain Security Agreement substantially in the form



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attached hereto as Exhibit C, the execution and delivery of which is a condition to Closing.

         Subscriber as of any date shall mean a Customer who, at a minimum, is subscribing to a package of basic services and: (1) on the last date of the calendar month prior to such date, whose account is not more than sixty (60) days past due from the date payment is due; (2) who is not an employee or agent of the service provider or charged a fee that is nominal (e.g., demonstration unit) or substantially below the service provider's published rates; and (3) who has not given notice of intent to discontinue service.

         1.2 Other & Definitional Provisions. For purposes of this Agreement and the other Acquisition Documents, the following additional rules of construction shall apply:

             (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter;

             (b) the term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary; and

             (c) all references to "sections" or "subsections" in an Acquisition Document shall be to sections or subsections of such Acquisition Document, unless otherwise specifically provided.

SECTION 2. PURCHASE AND SALE OF SHARES.

         2.1 Sale Of Shares.

         Subject to the provisions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase, at Closing, the Shares.

         2.2 Purchase Price.

         The purchase price for the Shares (the "PURCHASE PRICE") shall be $100,000 (the "CLOSING PAYMENT"), payable at Closing, plus certain additional payments of interest and principal (the "Note Payments") to made in accordance with the terms of a secured promissory note of the Company in the principal amount of $412,000 substantially in the form attached hereto as Exhibit D (the 46 Note"), payable as follows:

                  (i) the Closing Payment will be paid by Buyer to Seller at Closing by wire transfer of immediately available funds to an account designated in writing by Seller at least three Business Days prior to the Closing Date; and

                  (ii) the Note Payments will be evidenced by, and paid to Seller in accordance with the terms of the Note, which shall be issued by the Company to



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         Seller at Closing.

         2.3 Consideration Adjustments. (a) The Closing Payment shall be reduced by the parties' good faith estimate of the amount by which Current Liabilities exceed Current Assets, or increased by the amount that Accounts Receivable exceed Current Liabilities, and reduced by the parties' good faith estimate of amount of any Indebtedness (excluding Indebtedness of the Company to Columbia Capital Corporation in the principal amount of $7,500) (the "Closing Adjustment"). Buyer shall cause the Indebtedness of the Company to Los Alamos National Bank to be paid in full at Closing.

         (b) Promptly after the Closing, Seller shall prepare a balance sheet of the Company as of the Closing Date, which balance sheet will be prepared on a basis consistent with the Latest Balance Sheet and will present fairly the financial position of Seller as of the Closing Date. Such balance sheet is hereinafter called the "Closing Date Balance Sheet." No later than 30 days after the Closing, Seller shall deliver to Buyer a copy of the Closing Date Balance Sheet together with its determination of the Closing Adjustment pursuant to the Closing Date Balance Sheet. The Closing Date Balance Sheet and the determination of the Closing Adjustment shall be subject to review by Buyer and its auditors on behalf of Buyer at Buyer's expense. Such review by Buyer shall be completed within fifteen (15) business days after delivery of the Closing Date Balance Sheet to Buyer. In the event of any disagreement between Seller and Buyer regarding the amount of the Closing Adjustment which has not been resolved within sixty (60) days after the Closing Date, unless said date shall have been extended by mutual agreement of the parties, the dispute shall be referred to an Independent Accountant, whose determination shall be made within thirty (30) days of such referral, and shall be final and binding upon the parties. The fees and expenses of said Independent Accountant shall be borne by Seller and the Buyer equally. The determination of the Closing Adjustment pursuant to this
Section 2.3(b) shall be referred to as the "Final Closing Adjustment".

         (c) If the Final Closing Adjustment is greater than the Closing Adjustment agreed to pursuant to Section 2.3(a), then the Seller shall pay the difference to Buyer in cash, within thirty (30) days after delivery to it of the Closing Date Balance Sheet. If the Final Closing Adjustment is less than the Closing Adjustment agreed to pursuant to Section 2.3(a), then Buyer shall pay the difference to Seller within thirty (30) days after the delivery of the Closing Date Balance Sheet; provided, however, in either case that if the Buyer shall disagree with the Closing Date Balance Sheet, the payment shall be made within thirty (30) days of the final determination of such disagreement.

         (d) If, following any final payment of a consideration adjustment pursuant to this Section 2.3, an error (in billing or reporting by NRTC or otherwise) is thereafter discovered which would have affected such final payment, the parties shall agree in good faith on the amount of such adjustment, and the next payment made pursuant to the Note shall be increased or decreased accordingly.




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         2.4 Time and Place of Closing; Termination of Agreement. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the office of the Buyer at 10:00 A.M. (the "CLOSING DATE") (i) on the last calendar day of the month in which all of the conditions precedent set forth in Section 7 hereof shall have been satisfied or waived,
(ii) at Buyer's election with at least five (5) days prior written notice to Seller, on the calendar day of such month on which the NRTC's mid-month statements are created, or (iii) such other place, time or date as the parties may agree upon in writing. Either party may terminate this Agreement by written notice to the other party if the Closing has not occurred by April 30, 1996.

         2.5 The Closing. At the Closing:

             (a) Seller shall deliver to Buyer certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

             (b) Seller shall deliver to Buyer all originals or copies, as provided herein, of Seller's files and records which are relevant to the Company, such relevance to be determined in Buyer's reasonable discretion, and Seller shall put Buyer in actual possession of the Company; and

             (c) Seller and Buyer shall execute and deliver, each to the other, the documents required to be executed and delivered by such parties pursuant to Sections 7.2 and 7.3, respectively.

         2.6 Further Assurances. From and after Closing, Buyer and Seller shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, documents, instruments, transfers, conveyances, discharges, releases, assurances and consents as Buyer or Seller may, from time to time, reasonably request to confirm, perfect and evidence the transfers and transactions contemplated by this Agreement.

         2.7 Escrow. Contemporaneously with the execution of this Agreement, Buyer has delivered to the Escrow Agent a deposit in the amount of $50,000, to be held by the Escrow Agent in accordance with the Escrow Agreement. At Closing, the Escrow Agent shall release all escrowed funds to Seller, and Buyer shall receive a credit to the Closing Payment in the amount of any sum so released. Upon the termination of this Agreement (except for any termination by Seller resulting from a default hereunder by Buyer), all escrowed funds shall be released to Buyer. Buyer and Seller shall execute and deliver to the Escrow Agent any and all instructions required to cause the release of escrowed funds in accordance with this Section 2.7.

         2.8 Cablenet Sales Agreement. At Closing, Buyer and Seller shall cause that certain promissory note issued to the Company pursuant to the Cablenet Sales Agreement to be assigned to Seller.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.



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         In order to induce Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer that the following statements are true, correct and complete. The representations and warranties of Seller set forth in this Agreement and in any other Acquisition Document are continuing in nature and Seller shall promptly inform Buyer of any matter which would cause any such representations or warranties to be untrue, incorrect or incomplete.

         3.1 Incorporation; Authorized Shares (a) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of New Mexico. The Company has full corporate power and authority to carry on its business and operations as presently conducted and as planned to be conducted and is duly qualified to do business in each jurisdiction in which it is either doing business or in which the failure to qualify would have an adverse effect on the Company. The Company does not directly or indirectly own or otherwise control any capital stock of, or have any ownership interest in, any corporation, partnership or other entity. The current ownership structure has been approved by all necessary governmental agencies. Attached hereto as
Schedule 3.1(a) is a complete and correct copy of the Articles of Incorporation and Bylaws (together with all amendments thereto and restatements thereof) of the Company.

         (b) The authorized equity securities of the Company consist of 10,000 shares of common stock, no par value, of which 9,500 shares are issued and outstanding and constitute the Shares. Seller is the record and beneficial owner and holder of the Shares, free and clear of all Liens. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no agreements relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. The Company does not own or have any agreement to acquire any equity securities or other securities of any Person or any direct or indirect ownership interest in any other business.

         3.2 Governmental Authorizations.

         No consent or authorization of, or filing with, any governmental authority is required on the part of the Seller or the Company in connection with the Seller's execution, delivery or performance of this Agreement and the other Acquisition Documents to which it is a party.

         3.3 Binding Effect. This Agreement has been duly and validly executed and delivered by Seller. This Agreement constitutes, and, on the Closing Date, the other Acquisition Documents executed and delivered by the Seller will constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general application affecting creditors' rights and remedies.

         3.4 No Conflict. Neither the execution and delivery by Seller of this Agreement or the other Acquisition Documents nor the consummation of the transactions contemplated by this



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Agreement and the other Acquisition Documents (i) violate any applicable law, regulation, order, judgment, injunction, decree, rule or ruling of any governmental authority, (ii) violate any provision of the articles of incorporation or bylaws of the Company, (iii) result in any breach of, or constitute (with due notice or lapse of time or both) a default under any agreement, instrument, license or permit to which the Company or Seller is a party or by which or to which the Company, Seller or any of its or his assets are subject or bound, (iv) result in the creation or imposition of any lien, charge or encumbrance on any of the assets of the Company, or (v) require the consent of any third party, except for consents required pursuant to agreements set forth on Schedule 3.19, all of which shall have been obtained by Seller or Buyer prior to Closing.




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         3.5 Title to Properties; Liens: Condition of Properties.

             (a) SCHEDULE 3.5(a) lists all tangible assets of the Company which consist of all tangible assets used or otherwise necessary to conduct the Business. The Company has good and valid title to the tangible assets free and clear of any Lien. All tangible assets material to the operation of the Business are in good working order and repair and comply in all material respects with applicable rules, regulations and standards regarding their intended use. Without limiting the generality of the foregoing, except as indicated in
SCHEDULE 3.5(a), the Company uses no furniture, fixtures or equient which it does not own. All items of such furniture, fixtures and equient are in good operating condition, ordinary wear and tear excepted (where appropriate) and adequate for the present use thereof.

             (b) All leases of personal property to which the Company is a party are valid, binding and enforceable in accordance with their terms, and neither the Company nor, to Seller's knowledge, any other party thereto is in default thereunder. The Company is the sole and exclusive owner of all right, title and interest in and to all assets. Except for the Lien in favor Los Alamos National Bank, which shall be released at Closing upon payment in full by Buyer of the Indebtedness of the Company to Los Alamos National Bank, all of the assets of the Company are free and clear of all security interests, pledges, liens, conditional sales agreements and encumbrances.

             (c) SCHEDULE 3.5(c) contains a description of all of the Company's interests, including leasehold interests and easements, and rights in and agreements with respect to real property used or intended for use in connection with the operations of the Business (the "REAL PROPERTY"). All of the Real Property is in good condition and repair consistent with its current use and available for immediate use in connection with the Business. All of the Real Property owned by the Company and the use thereof complies with all applicable laws, statutes, ordinances, rules and regulations of federal, state and local governmental and quasi-governmental authorities, including, without limitation, those relating to zoning.

             (d) The Company has not received any notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning law, regulation or other law, order, regulation or requirement relating to or affecting such Real Property or improvements thereon, or of the need for any material repair, remedy, construction, alteration or installation with respect to such Real Property or improvements thereon, or any change in the means or methods of conducting operations thereon.

             (e) The Company has good title to the non-fee estates identified on
SCHEDULE 3.5(c), if any. The contracts with respect to Real Property listed on
SCHEDULE 3.5(c) constitute valid and binding obligations of the Company and of all other parties thereto, and are in full force and effect as of the date hereof. The Company is not in default under any of the contracts with respect to Real Property and, to the best of Seller's knowledge, the other parties to such contracts are not in default thereunder. The Company has not received or given written



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notice of any default thereunder from or to any of the other parties thereto.
SCHEDULE 3.5(c) lists all third party consents necessary to assign such contracts.

         3.6 [INTENTIONALLY OMITTED.]

         3.7 Financial Condition of Seller.

             (a) Prior to the execution of this Agreement or prior to Closing, as specified below, copies of the following financial statements (together with any financial statements delivered pursuant to Section 5.3(l), the "FINANCIAL STATEMENTS") have been or shall be delivered to the Buyer:

                  (i) the balance sheets of the Company as of December 31, 1993, 1994 and 1995, and statements of operations and retained earnings and cash flows for the fiscal years then ended shall be delivered to Buyer within fifteen (15) days after the date of this Agreement; and

                  (ii) the unaudited trial balance sheet of the Company as of January 23, 1996 has been delivered prior to the execution of this Agreement and, within fifteen (15) days after the execution of this Agreement, will be revised to conform to the accounting representations, warranties and covenants set forth herein (the "Latest Balance Sheet").

The Financial Statements, together with the notes thereto, (i) are in accordance with the books and records of the Company, (ii) present fairly and accurately the financial condition of the Company as of the dates of the balance sheets,
(iii) present fairly and accurately in all material respects the results of operations of the Company for the periods covered by such statements, and (iv) have been prepared in accordance with the applicable rules and regulations of the NRTC and sound accounting principles except as noted therein, and in the case of the Latest Balance Sheet, subject to normal year-end adjustments. As of the Closing, the Company shall have no debts, liabilities or obligations of any nature (whether absolute, accrued or contingent and whether due or to become due) that are not reflected on the Latest Balance Sheet or that are not otherwise disclosed on schedules delivered pursuant to this Agreement. The Financial Statements include appropriate reserves for all taxes and other liabilities accrued as of the date of such statements but not yet payable.

             (b) Except to the extent provided in the Latest Balance Sheet, there are no material liabilities or obligations of the Company or otherwise relating to the Business. Since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition of the Company or results of operations of the Business, or either of them, nor has any other event or condition occurred which may have or has had a material adverse effect on the Company or the Business.

             (c) All federal, state, county and local tax returns, reports and declarations of



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estimated tax or estimated tax deposit forms required to be filed by the Company have been duly and timely filed. The Company has timely paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and has paid in full all installments of estimated taxes due. All taxes, levies and other assessments which the Company is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by the Company for such payment.

             (d) The Company's books and records are complete and accurately and fairly reflect the transactions and dispositions of the Company's assets.

             (e) Within fifteen (15) days after the execution of this Agreement, Seller shall deliver to Buyer a schedule of the accounts receivable of the Company relating to the Business (collectively, the "Accounts Receivable").

             (f) (1) The accounting data in the Financial Statements has been derived from NRTC Central Billing System Reports, including but not limited to:
Report 18A (Subscriber Accounts Receivable), Report 19A (Accounts Receivable Summary), Report 17 (Unearned Revenue Report), and the NRTC Wholesale Invoice. Any deviation in the Financial Statements in any month from the amounts stated on these reports will be reconciled and adjusted to the satisfaction of Buyer.

                 (2) The Financial Statements have been prepared in compliance with NRTC recommendations as stated in the following documents: NRTC DBS Member Audit Guide, DBS Participant Accounting Handbook, NRTC DBS Member Standard Journal Entry Reference Manual. Any deviation in the Financial Statements in any month from the procedures described in these manuals will be reconciled and adjusted to the satisfaction of the Buyer.

                 (3) For the months following the last statement provided, there have been no material changes in revenues or expenses, except those normally associated with the addition of new Customer accounts, there have been no purchases or other additions of new Customer accounts, and there have been no purchases or other additions to fixed assets by the Company. Listings of fixed assets, accounts payable, accounts receivable, and inventory provided by the Seller are true and correct as of the date they were provided to Buyer. Any material changes in the updated financial statements will be reconciled and adjusted to the satisfaction of the Buyer.

         3.8 Absence of Certain Changes. Since June 30, 1995, or as otherwise provided, except as expressly disclosed in this Agreement or the -Schedules thereto, there has not been (a) any pending or threatened union organizational activity, labor dispute or grievance, strike or work stoppage affecting the Business; (b) any physical damage,.destruction or loss affecting the Business where the affected assets have not been restored, repaired or replaced with assets of similar quality, value and utility; (c) any material contract, commitment or transaction entered into or consummated respecting the Business;
(d) any sale, assignment, lease or other transfer or disposition of any of the Company's properties or assets except in the normal course of business; (e) any increase in compensation payable or to become payable to, or any bonus paid or agreed to be paid to, any employee or agent of the Business; or (f) any change in the service area of the Business or any electronic interference with the Business.

         3.9 Compliance with Laws and Other Instruments. The Company is not in violation or breach of, or in default under, (a) any provision of its or other organizational documents, (b) any provision of any law or regulation applicable to it or to which any of its assets are subject, or any other state, federal, or municipal administrative agency, which violation or breach would have a material adverse effect on the Seller or the Business (and no notice has been received of any violation or breach of law or regulation whatsoever), except as may be listed in the Schedules to this Agreement, (c) any order, judgment or award of any court, tribunal or state, federal, or municipal administrative or regulatory authority applicable to it or to which any of its assets are subject, or (d) any material agreement or instrument to which it is a party or to which any of its assets is bound, including, without limitation, the NRTC/Member Agreement and the DirecTv Agreement.

         3.10 Intellectual Property. Schedule 3.10 lists all material copyrights, trademarks, tradenames, service marks, Licenses, patents, permits, jingles, privileges and other similar intangible property rights and interests (exclusive of those required to be listed in other Schedules) applied for, issued to or owned by the Company, or under which the Company is licensed or franchised, and used or useful in the conduct of the businesses and operations of the Business, all of which rights and interests are issued to or owned by the Company, or if licensed or franchised to the Company, are valid and uncontested. Seller has delivered to Buyer copies of all material documents, if any, establishing such rights, Licenses or other authority. To Seller's knowledge, there is no pending or threatened proceeding or litigation affecting or with respect to the intellectual property. The Company has received no notice and the Seller has no knowledge of any infringement or unlawful use of such property. The intellectual property listed in SCHEDULE 3.10 includes all such property necessary to conduct the Business as now conducted.

         3.11 Litigation.

         (a) Except as set forth in SCHEDULE 3.11(a) (or as otherwise disclosed to Buyer), there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of Seller) pending or threatened against or affecting Seller, the Company or the Business at law or IN equity or admiralty, or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign which could have a material adverse effect on the Company or the Business, nor has any such action, suit, proceeding or investigation been pending during the 12-month period preceding the date of this Agreement.

         (b) Except as listed in SCHEDULE 3.11(b), the Company is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

         3.12 Employee Information.

         (a) SCHEDULE 3.12(a) contains a true and complete list of all Persons employed in connection with the Business. Except as set forth on SCHEDULE 3.12(a), there are no employment contracts or other compensation arrangements respecting any employees of the Company.

         (b) The Company is not a party to any collective bargaining agreement or other contract or commitment to or with any labor union or other employee representative or group of employees, and no labor organization or any representative thereof has made any attempt to organize or represent such employees. There are no unfair labor practice charges, pending grievance proceedings or adverse decisions of a Trial Examiner of the National Labor Relations Board against the Company or any agent, representative or employee of the Company. The Company is not in arrears in the payment or deposit of any wages or wagerelated governmental taxes or charges. The Company has complied with all laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended (ERISA), and those laws relating to safety, health, wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

         (c) Except as set forth in SCHEDULE 3.12(c), the Company is not a party to or bound by any employee benefit plan within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended (ERISA), whether or not such plan is otherwise exempt from the provisions of ERISA, and no employee or spouse of an employee is entitled to any benefits that would be payable pursuant to any such plan. Except pursuant to a plan or agreement listed on SCHEDULE 3.12(c), the Company has no fixed or contingent liability or obligation to any person now or formerly employed at the Business, including, without limitation, pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements and vacation, sick leave, disability and termination arrangements or policies, including workers' compensation policies. The Company has administered any plan on SCHEDULE 3.12(c) in accordance with the provisions of ERISA.

         3.13 Finder's Fee. No agent, broker or finder has acted for Seller in connection with this Agreement, and the transactions contemplated hereby, and Seller hereby agrees to indemnify and save Buyer harmless from any claims of Persons claiming by or through Seller for commissions or fees by reason of this Agreement or the transactions contemplated by this Agreement.

         3.14 Safety and Environmental Representation. The Company is in compliance with all applicable laws and regulations related to the environment, health and safety, all required governmental permits have been obtained and are in effect, and no on-site storage, treatment or disposal of hazardous waste or material has been made (except in compliance with applicable laws and regulations). There are no pending actions, proceedings, or notices of potential action against the Company or with respect to the Business, and Seller has no knowledge of any facts that may lead to actions, proceedings, or notices of potential action from any governmental agency regarding the condition of the properties owned or leased by the Company under environmental, health or safety laws, which would have a material adverse effect on the Company or the Business. The Company has lawfully disposed of its waste and no pending or threatened proceedings exist concerning waste disposal by the Company. There are no underground storage tanks, PCBs, asbestos, radon gas, harmful nuclear radiation, or hazardous wastes present on the properties leased by or real or personal property owned by the Company.

         3.15 Non-Foreign Status. Seller is not a "non-resident alien", "foreign corporation", "foreign partnership", "foreign trust" or "foreign estate" within the meaning of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and Seller agrees, at the Closing, to deliver to Buyer any affidavit or certificate required pursuant to the Internal Revenue Code or any regulations thereunder specifically relating to the matters represented in this Section.

         3.16 Insurance. The assets and employees of the Business are insured against loss, damage or injury in amounts customary in the industry. SCHEDULE
3.16 lists all insurance policies held by the Company relating to such business, properties and employees, together with the policy limit, the type of coverage, the location of the property covered, annual premium, premium payment dates and expiration date of each of the policies. All such insurance policies are in full force and effect.

         3.17 Insolvency. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller, the Company or any of the assets of the Company, are pending or threatened, and neither Seller nor the Company has made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

         3.18 Securities Law. The Company is not now and has never been subject to the reporting requirements of the Securities and Exchange Commission ("SECII).

         3.19 Contracts. Except for the contracts, plans, agreements, and leases listed in SCHEDULE 3.19, true and complete copies of which have been furnished to Buyer as of the date hereof, Seller is not a party to any (i) contracts for the future purchase of materials, supplies, equient or services; (ii) contracts not made in the ordinary and usual course of business; (W) employment or consulting contracts; (iv) contracts with any labor union or other labor organization; (v) guarantees or accommodations; (A) leases of personal or real property; (vii) contracts or agreements with affiliates or shareholders of the Company, or (viii) contracts continuing for a period of more than six (6) months from their respective dates. The Company has performed all obligations required to be performed by it to date (including having paid any amounts required to have been paid to date under any agreements including, but not limited to, Programming agreements, all franchise fees, and all payments to NRTC, Hughes, or DirecTv and has not breached and is not in default under any agreement listed in SCHEDULE 3.19 or to which it is a party or by which it is bound, and all of the same are enforceable in accordance with their terms. All such agreements are in full force and effect and there does not exist any default or event or condition which, after notice or lapse of time or both, would constitute a default thereunder by the Company or to the knowledge of Seller, by any other party thereto.

         3.20 NRTC Membership; DBS Distribution Rights.

         (a) Attached hereto as SCHEDULE 3.20(a), is a true and complete copy of the NRTC/Member Agreement together with all exhibits thereto.

         (b) Attached hereto as SCHEDULE 3.20(b) is a true and complete copy of the DirecTv Agreement, with all exhibits thereto.

         (c) Pursuant to the NRTC/Member Agreement, the Company has the exclusive right to market, sell and retain revenue from Programming (except Non-Select Services) transmitted over the NRTC/Member Agreement directly to Committed Member Residences in Los Alamos and Colfax Counties under the terms and conditions set forth in the NRTC/Member Agreement. The Company also has the right to market, sell and, retain revenue from the distribution of Programming (except Non-Select Services) directly to Commercial Establishments in Los Alamos and Colfax Counties under the terms and conditions set forth in the NRTC/Member Agreement.

         (d) Pursuant to the NRTC/Member Agreement, the Company. has (i) the right to establish the terms and conditions upon which it will market and sell Programming (except Non-Select Services) to Committed Member Residences or Commercial Establishments, or both, in Los Alamos and Colfax Counties and is entitled to all revenues from such marketing and sales to such Committed Member Residences or Commercial Establishments, or both, in Los Alamos and Colfax Counties, subject only to those Programming agreements set forth on SCHEDULE 3.20(d) ("MARKETING REVENUES"), and (ii) the Company has paid all sums to NRTC or Hughes, as appropriate, required under the NRTC/Member Agreement such that the Company is entitled to the Marketing Revenues. The Company has the right to receive from NRTC, on a pro rata basis, all other net revenues received by NRTC from Hughes in connection with the Programming which are directly attributable to the Committed Member Residences or the Commercial Establishments in Los Alamos and Colfax Counties.

         (e) The Company is in full compliance in all material respects with any and all membership, affiliation, licensing or other requirements or arrangements as may have been established by NRTC, Hughes or DirecTv, if any, pursuant to the NRTC/Member Agreement, the DirecTv Agreement, or otherwise.

         (f) The Company is not in breach of the NRTC/Member or the DirecTv Agreement, nor has the Company failed to perform any material obligation under the NRTC/Member Agreement or the DirecTv Agreement. The Company has not received notice of any such breach or non-performance at any time.

         (g) Except as disclosed on SCHEDULE 3.20(g), none of the DBS Services distributed by the Company has been suspended at any time since inception.

         (h) SCHEDULE 3.20(h) (as supplemented by applicable NRTC reports) sets forth all Customers, identified as Committed Member Residence and Commercial Establishment, including the number of months such Customer has been a Customer, whether such Customer's account is past due, and the number of monthly payments per Customer which have been 30, 60 and 90 days past due. The Company has maintained full and complete information regarding the location of each Customer's descrambler.

         3.21 True at Closing. The representations, warranties, covenants and agreements of the Seller set forth in this Section 3, are and will be true both on the date of this Agreement and on and as of the Closing, except for representations, warranties, covenants and agreements made as of a specific date, which will be true as of such specific date. All of the representations and warranties by Seller shall survive the Closing for a period of eighteen (18) months, with the exception of the tax representations and warranties, which will survive for the respective tax statute of limitation periods.

         3.22 Disclosure Seller. No representation or warranty made by Seller in this Agreement and no statement made in any certificate to be delivered at the Closing, Exhibit or Schedule furnished or to be furnished in connection with the transactions herein contemplated contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading to a prospective purchaser of assets of Seller who is seeking full information with respect to Seller, the Company and the Business.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER.

        In order to induce Seller to enter into this Agreement, Buyer represents and warrants to Seller that the following statements are true, correct and complete. The representations and warranties of Seller set forth in this Agreement and in any other Acquisition Document are continuing in nature and Seller shall promptly inform Buyer of any matter which would cause any such representations or warranties to be untrue, incorrect or incomplete.

         4.1 Organization, Ownership, etc. of Buyer. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business and operations as presently conducted and is duly qualified to do business in each jurisdiction in which it is doing business.

         4.2 Authority of Buyer. Buyer has the power to execute, deliver, and perform this Agreement and the other Acquisition Documents to which it is a party. Buyer has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Acquisition Documents to which it is a party, and has full partnership power to perform its obligations hereunder and thereunder and to consummate the transactions(s) contemplated by this Agreement.

         4.3 Binding Effect. This Agreement constitutes, and the other Acquisition Documents to which it is a party, on the Closing Date, will constitute, the legal, valid, and binding obligations of Buyer enforceable against it in accordance with the respective terms hereof and thereof, subject to bankruptcy, insolvency, and similar laws of general application affecting creditors' rights and remedies.

         4.4 No Violation. Neither the execution and delivery by Buyer of this Agreement or any other Acquisition Document nor the consummation of the transactions contemplated hereby or thereby violate or will violate any provision of law applicable to, or any provision of the certificate of limited partnership or agreement of limited partnership of the Buyer or conflict with or result in any breach of any term, condition or provision of, or constitute (with due notice or lapse of time or both) a default under, or, except as contemplated by the Security Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Buyer pursuant to the terms of, any mortgage, deed of trust or other agreement or instrument to which Buyer is a party or by which or to which Buyer or any of its assets are subject or bound.

         4.5 Finder's Fee. No agent, broker or finder has acted for Buyer in connection with this Agreement, and the transactions contemplated hereby, and Buyer hereby agrees to indemnify and save Seller harmless from any claims of Persons claiming by or through Buyer for commissions or fees by reason of this Agreement or the transactions contemplated by this Agreement.

         4.6 Consents.

         Except as contemplated in Section 7.1 of this Agreement, no consent or approval by, or filing with, any governmental authority is required in connection with the execution or delivery of this Agreement by Buyer or the performance of its obligations hereunder.

SECTION 5. COVENANTS OF SELLER.

         Seller agrees that from the date hereof through and until the Closing Date (or as otherwise provided in Section 5.5):

         5.1 Approvals. It shall diligently prosecute any required applications to NRTC,

Hughes and DirecTv for all consents, authorizations and approvals necessary for the sale of the Shares to Buyer, (including, without limitation, attendance by representatives of Seller at meetings with NRTC, Hughes or DirecTv) and use its best efforts to obtain such consents and approvals as promptly and expeditiously as possible.

         5.2 Access. Buyer shall have the right, itself or through its representatives, subject to the conditions and limitations set forth in this Agreement, to inspect the properties of Seller and to inspect and make abstracts and reproductions of all books and records of Seller including, without limitation, applications and reports to and correspondence with NRTC, Hughes and DirecTv, and Seller shall furnish Buyer with such information respecting the Assets and the Business as Buyer may, from time to time, reasonably request. Buyer and Seller agree to use such reasonable discretion so as to preserve the confidentiality of the transaction.

         5.3 Conduct of Business. Unless performance of the following obligations is waived by Buyer (made in its sole discretion) in advance and in writing, Seller shall cause the Company to:

             (a) not sell or dispose of any of the assets of the Company, other than in the ordinary course of business, in which case such assets disposed of shall be replaced by assets of like kind, quality and utility;

             (b) not modify, amend, alter or terminate the NRTC/Member. Agreement, the DirecTv Agreement or any of the Other Contracts, or waive any default or breach thereunder;

             (c) comply in all material respects with the NRTC/Member Agreement, the DirecTv Agreement and all Other Contracts, use its best efforts to cure any material default or breach thereunder, and promptly notify Buyer upon receipt of notice of any default or breach thereunder;

             (d) maintain the insurance set forth in Schedule 3.16;

             (e) maintain its books and records in accordance with prior practice, maintain all of its property and assets in their present condition, ordinary wear and tear excepted, maintain supplies of technical materials, supplies, inventory and spare parts consistent with past practice, and otherwise use its best efforts to operate the Business in the ordinary course in accordance with practices during the twelve (12) months preceding the date of this Agreement;

             (f) not increase the compensation payable or to become payable to, and not pay or agree to pay any bonus to, any employee or agent of the Company.

             (g) not enter into any contract or renewal of any existing contract for the employment of any employee of the Company;

             (h) not, without the prior written consent of Buyer, enter into any other contract or commitment affecting the Business;

             (i) use its best efforts to keep its business organization intact, make available the services of key employees, and maintain good relationships with its employees, suppliers, advertisers and other having business relations with it;

             (j) use its best efforts to obtain prior to the Closing Date consents from all third parties under the Other Contracts listed on SCHEDULE
3.19 hereto;

             (k) operate the Business in all material respects in accordance with the Licenses, comply in all material respects with all laws, rules and regulations applicable to it, including the regulations and policies of NRTC, Hughes and DirecTv, and use its best efforts to cure any material violations of the Licenses;

             (l) within ten (10) days after the end of each month (commencing with the month in which this Agreement is executed) prior to the Closing Date, furnish to Buyer or unaudited balance sheet and a statements of operations in respect of the Business for the elapsed portion of the then current fiscal year of the Company, which financial statements shall be prepared in accordance with the rules and regulations of the NRTC and sound accounting principles, and shall fairly present the results of such operations of the Company as of the dates and for the periods covered thereby (subject to normal year-end adjustments);

             (m) provide to Buyer, concurrently with filing thereof, copies of all reports to and other filings and correspondence with the NRTC, Hughes and DirecTv;

             (n) not surrender or voluntarily modify any of the Licenses, or, without the prior agreement of Buyer, take any action which would cause the institution of proceedings for the suspension, revocation or limitation of rights under any of the Licenses;

             (o) provide to Buyer, promptly upon receipt thereof by the Company, a copy of (i) any notice of the revocation, suspension, or limitation of the rights under, or of any proceeding for the revocation, suspension, or limitation of the rights under any License, and (ii) copies of all protests, complaints, challenges or other documents submitted to or filed with the NRTC, Hughes or DirecTv by third parties concerning the Business and, promptly upon the filing or making thereof, copies of the Company's responses thereto; and

             (p) notify Buyer in writing immediately upon learning of the institution or threat of any action against Seller or the Company in any court, or any action against Seller or the Company before any governmental agency, and notify Buyer in writing promptly upon receipt of any administrative or court order relating to the Business.

         5.4 Lien Searches. As soon as practicable after the date hereof and in any event not later than ten days prior to the Closing, the Seller shall obtain and deliver to the Buyer at the Seller's expense Uniform Commercial Code, tax lien, bankruptcy and judgment lien Searches for the Company. Such searches shall be conducted under the present name of the Seller and such other names as it has used during the past five years. All such names are listed in Schedule 5.4 attached hereto.

         5.5 Coordination. Prior to Closing, Seller will use its best efforts to coordinate with Buyer the transfer of systems and management at Closing. Seller shall be available on a reasonable basis for a period of two (2) weeks after Closing to facilitate the transition.

SECTION 6. COVENANTS OF BUYER.

         Buyer agrees that from the date hereof through and until the Closing
Date:

         6.1 Approvals. It shall diligently prosecute any required applications to NRTC, Hughes and DirecTv for all consents, authorizations and approvals necessary for the sale of the Shares to Buyer (including, without limitation, attendance by representatives of Buyer at NRTC, Hughes and DirecTv meetings) and use its best efforts to obtain such consents and approvals as promptly and expeditiously as possible.

         6.2 Controls of Business. Subject to the provisions of Section 5.3, Buyer shall not exercise any control over or supervise, directly or indirectly, the operations or policies of the Business, all of which shall be Seller's sole right and responsibility.

         6.3 Coordination of Consents. Buyer agrees to make reasonable efforts to respond to reasonable and customary inquiries relating to Buyer made by a party (other than Seller) from whom, pursuant to Section 7.2(c) hereof, a consent to the assignment of such Other Contract is a condition precedent to Buyer's obligation to consummate the transaction contemplated hereby.

SECTION 7. CONDITIONS TO CLOSING.

         7.1 Mutual Conditions. The obligations of Buyer and Seller to consummate the transactions contemplated hereby are subject to satisfaction at the time of the Closing of, in addition to all other conditions set forth herein, the condition precedent that NRTC, Hughes and DirecTv shall have issued all necessary authorizations, consents and approvals in connection with the transactions contemplated by this Agreement, without conditions which are materially adverse to Buyer or Seller or which in any material way diminish the operating rights with respect to the Company or the Business.

         7.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to
(1) receipt by Buyer of the Schedules required to be provided by Seller hereunder in such form and substance as shall be satisfactory to Buyer (2) the satisfactory completion, in Buyer's sole discretion, of Buyer's due. diligence investigation of the Company, and (3) the fulfillment (or waiver by Buyer), on or prior to the Closing Date, of each of the following conditions:

             (a) The representations and warranties of Seller contained herein shall have been true and correct when made and shall be repeated and be true and correct as of the Closing Date;

             (b) Seller shall have performed and complied with all agreements, covenants and conditions contained in this Agreement and the other Acquisition Documents required to be performed or complied with by it prior to or at the Closing Date;

             (c) All authorizations and approvals of or consents of, or filings with, any governmental authority or other Person required to be obtained or made by Seller or the Company in connection with the Closing shall have been obtained or made and shall be in full force and effect;

             (d) Each of the Acquisition Documents to which Seller is a party shall have been duly executed and delivered by Seller and complete and correct copies thereof shall have been delivered to Buyer.

             (e) At Closing, the Company shall have not less than 350
Subscribers;

             (f) Seller shall have executed and delivered to Buyer a certificate, dated the Closing Date, to the effect that the conditions set forth in paragraphs (a) through (e) of this Section 7.2 have been fulfilled;

             (g) All corporate and other proceedings of the Company in connection with the transactions contemplated by this Agreement and the other Acquisition Documents, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in substance and form to Buyer and its counsel, and Buyer and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested;

             (h) No action or proceeding shall have been instituted or threatened against Seller or the Company which could have a material adverse effect on the Seller, the Company or the Business; no action or proceeding shall have been instituted or threatened against, the Company or any of the parties to this Agreement or their directors or officers, before any court or governmental department, agency or commission. to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby; and neither Seller, the Company nor Buyer shall have received written notice from any court or governmental department, agency or commission of its intention to institute any action or proceeding to restrain or enjoin or continence any investigation (other than a routine letter of inquiry) into the consummation of this Agreement and the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated, which in the opinion of Buyer would make it inadvisable to consummate such transactions;

             (i) Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, operations, business or prospects of the Company, including, but not limited to, becoming subject to any state or federal regulatory proceedings which could culminate in an order or other action which could cause such a material adverse change;

             (j) Prior to the Closing, there shall not have occurred any damage, destruction or loss to tangible assets of the Company exceeding $1,000 or other loss that has a material adverse effect on the products, properties, business operations or prospects of the Company;

             (k) Seller shall have obtained and delivered to Buyer consents from all third parties under the Other Contracts, where such consents are required in order to transfer and assign such Other Contracts, and neither Seller nor, to Seller's knowledge, any third party shall be in material breach or default under the NRTC/Member Agreement, the DirecTv Agreement or any Other Contract;

             (l) None of the Licenses shall have been revoked or suspended, or modified in any manner which could have a material adverse effect on the Company, the Business or its operation and no proceeding for such revocation, suspension, or modification shall be in effect; and

             (m) Seller shall have executed and delivered the Security Agreement and the Pledge Agreement.

         7.3 Conditions to Obligations of Seller. Seller's obligation to consummate the transactions contemplated by this Agreement is subject to satisfaction at the time of Closing of each of the following conditions precedent, any of which may be waived by Seller:

             (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date; and Buyer shall, on or before the Closing Date, have performed in all material respects all of its covenants and obligations hereunder which by the terms hereof are to be performed on or before the Closing Date;

             (b) No action or proceeding shall have been instituted or threatened against Buyer, the Company or Seller before any court or governmental agency or commission seeking to restrain or prohibit this Agreement or consummation of the transactions contemplated hereby;

             (c) Buyer shall have delivered to Seller the certificate of Buyer, dated as of the Closing Date, certifying as to the matters set forth in the foregoing clauses (a) and (b) (except that, with regard to clause (b), such certificate shall not certify as to matters relating to Seller);

             (d) All partnership and other proceedings of Buyer in connection with the transactions contemplated by this Agreement and the other Acquisition Documents, and all documents and instruments incident to such partnership proceedings, shall be satisfactory in substance and form to Seller and its counsel, and Seller and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested;

             (e) Buyer shall have executed and delivered the Pledge Agreement;

             (f) The Company shall have executed and delivered the Security Agreement, and the Company and the Buyer shall have executed and delivered the Note;

             (g) Seller shall have received confirmation that the Company has been capitalized by Buyer with at least an additional $100,000 for working capital and capital expenditures; and

             (h) Seller shall have received confirmation in the form of a balance sheet that Buyer has been capitalized with at least an additional $100,000 for working capital and capital expenditures.

SECTION 8. INDEMNIFICATION.

         8.1 Right to Indemnification.

         (a) Seller shall indemnify, reimburse, and hold harmless Buyer from and against all claims, losses, damages, costs (including, without limitation, court costs and attorneys' fees), expenses and liabilities suffered, incurred, or sustained by Buyer on account of (i) any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Seller under this Agreement or under any Acquisition Document, (ii) the failure of the Company (prior to Closing) to pay and perform promptly when due all of its obligations, liabilities and debts, (iii) the operation of the Business prior to Closing,
(iv) any breach by the Company of the NRTC/Member Agreement, the DirecTv Agreement or any of the Other contracts prior to Closing, or (v) any other matter or event respecting the Company and which occurs with respect to the period prior to the Closing, subject, however, to any contrary agreement by the parties concerning costs and expenses of litigation arising from or relating to the parties' efforts to seek approval of the transactions contemplated by this Agreement.

         (b) Buyer shall indemnify, reimburse, and hold harmless Seller from and against all claims, losses, damages, costs (including, without limitation, court costs and attorneys' fees), expenses and liabilities suffered, incurred, or sustained by Seller on account of (i) any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Buyer under this Agreement or under any Acquisition Document, or (ii) the failure of Buyer to pay and perform promptly when due all of its obligations, liabilities, and debts as provided under this Agreement or any Acquisition Document, subject, however, to any contrary agreement by the parties concerning costs and expenses of litigation arising from or relating to the parties' efforts to seek approval of the transactions contemplated by this Agreement.

         8.2 Right to Contest. Before being required to make any payment pursuant to Section 8.1 hereof, Seller or Buyer, whichever is the indemnifying party (the "INDEMNIFYING PARTY"), may, at its expense, elect to undertake and control the defense of, and take all necessary steps properly to contest any, claim, liability or action in respect thereof involving third parties or to prosecute such contest or action to conclusion or settlement satisfactory to the party to be indemnified (the "INDEMNIFIED PARTY"). The Indemnified Party shall notify the Indemnifying Party of any claims to indemnification involving third parties it may wish to assert pursuant to Section 8.1 hereof as soon as reasonably practicable; thereafter, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate FULLY with the Indemnifying Party in the conduct of any such contest or action. If the Indemnifying Party makes the foregoing election, then the Indemnified Party shall have the right to participate, at its own expense, in all proceedings. If the Indemnifying Party does not make such election, it shall be bound by whatever result is obtained by the Indemnified Party respecting such third party matter.

         8.3 Limitation of Claims. Any claim by a party hereunder arising from a claimed breach by the other party of any representation, warranty or covenant hereunder (other than tax claims in respect of which there shall be no limitation period) shall be made in writing and delivered to such other party no later than eighteen (18) months after the Closing Date.

SECTION 9. ACCESS.

         9.1 Access. Buyer and Seller each acknowledges that, to the best of its knowledge, it has been afforded such opportunity to obtain information, inspect and examine the other party, the Company and the Business as it deems necessary to enter into this Agreement; however, the foregoing acknowledgment of present belief shall not be deemed to relieve either party under, or impair or otherwise affect, any representation, warranty or covenant (including Buyer's right to conduct additional due diligence and to receive completed Schedules to this Agreement) contained in this Agreement or any of the other Acquisition Documents or the rights and obligations of either party in respect of a breach thereof.

         9.2 Notice of Breach. Buyer and Seller each agrees to give to the other prompt notice of a breach by such other party of any of its representations, warranties and covenants of which Buyer or Seller, as the case may be, obtains actual knowledge prior to the Closing Date. The term "actual knowledge" shall be deemed to include information which is actually known and in good faith recognized to be such a breach, it being the intention hereby that a party be afforded as much opportunity as reasonably possible to cure prior to Closing breaches which hereafter are found to exist.

SECTION 10. MISCELLANEOUS.

         10.1 Fees and Expenses.

         Each of the parties shall bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

         10.2 Law Governing. This Agreement and the other Acquisition Documents shall be construed under and governed by the laws of the state of New Mexico.

         10.3 Notice. Any notice or communication given pursuant to this Agreement by any party to any other party shall be in writing and shall be sufficiently given if personally delivered, delivered by commercial courier service (which obtains receipt on delivery) or sent by registered or certified mail, return receipt requested, postage prepaid to the parties at the following addresses or to such other address as either party may hereafter designate to the other by like notice:

                           If to Buyer:

                                    DBS Holdings, L.P.
                                    201 N. Union, Suite 300
                                    Alexandria, VA 22314
                                    Attn: Harry F. Hopper, HI

                           With a copy to:

                                     Swidler & Berlin, Chartered
                                     3000 K Street, N.W.
                                     Suite 300
                                     Washington, D.C. 20007
                                     Attn: John J. Klusaritz, Esq.

                           If to Seller:

                                    Edward and Janet Blakeley Botefuhr
                                    2322 Calle Pava
                                    Santa Fe, NM 87505

                           With a copy to:

                                    Hickey & Ives, P.A.
                                    300 Pasco de Peralta Suite 101
                                    Santa Fe, NM 87501
                                    Attn: Peter N. Ives, Esq.

         Notices shall be deemed given when personally delivered, confirmation of delivery is received by the sender, or on the date on which notice is otherwise received. The foregoing provisions shall not, however, prohibit the giving of actual written notice in any other manner.

         10.4 Construction.

         (a) The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (b) Words such as "herein" and "hereof" shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

         10.5 Assignment; Binding Effect. This Agreement may not be assigned by Buyer or Seller prior to the Closing without the prior written consent of the other party, which shall not be unreasonably withheld. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and permitted assigns.

         10.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by Buyer and Seller. No provisions of this Agreement may be waived except by an instrument in writing signed by the party sought to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

         10.7 Entire Agreement. Except as provided in Section 10.9 hereof, this Agreement and the Acquisition Documents set forth the entire understanding between the parties relating to the subject matter hereof, any and all prior correspondence, conversations and memoranda or other writings being merged herein and replaced. No promises, covenants or representations of any character or nature other than those expressly stated herein have been made to induce either party to enter into this Agreement and the Acquisition Documents.

         10.8 Initial Notice to Public. Seller and Buyer shall mutually agree in advance on the manner in which the public is first informed of the execution of this Agreement.

         10.9 Termination of Term Sheet. All provisions of that certain Acquisition Term Sheet dated November 28, 1995 between Seller and Columbia Capital Corporation ("COLUMBIA"), an affiliate of Buyer, as amended by that certain letter dated December 15, 1995, are hereby terminated, other than the confidentiality and the exclusivity provisions set forth therein. Buyer hereby assumes and agrees to be bound by the obligations imposed upon Columbia pursuant to such confidentiality provision.

         10.10 Execution in Counterparts. This Agreement may be executed in two or more counterparts, all of which together shall constitute one and the same Agreement.

         10.11 Facsimile Signatures. Facsimile signatures shall be considered original signatures for the purpose of execution and enforcement of the rights delineated in this Agreement.

         IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their respective duly authorized general partners as of the date first above written.

ATTEST/WITNESS:                     SELLER:

                                    EDWARD BOTEFUHR

                                    JANET BLAKELEY BOTEFUHR



                                    BUYER:

                                    DBS HOLDINGS, L.P.
                                    Columbia DBS, Inc.
                                    General Partner
                                    By:
                                           -----------------------
                                    Name:
                                           -----------------------
                                    Title:
                                           -----------------------

         IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their respective duly authorized general partners as of the date first above written.

         ATTEST/WITNESS:            SELLER:

                                    EDWARD BOTEFUHR

------------------------            ----------------------------

                                    JANET BLAKELEY BOTEFUHR

------------------------            ----------------------------

                                    BUYER:
                                    DBS HOLDINGS, L.P.

                                        By:Columbia DBS, Inc.
                                        Its:General Partner

                                            By:   /s/
-----------------------                           ---------------------
                                            Name:
                                                  ---------------------
                                            Title:
                                                  ---------------------